UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2009

PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Provident Community Bancshares, Inc. (the “Company”) entered into a Letter Agreement, and the related Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 9,266 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (“Series A preferred stock”), and (ii) a warrant to purchase 178,880 shares of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $9,266,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A preferred stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until May 15, 2014.  Beginning May 16, 2014, the dividend rate will increase to 9% per annum.  On and after May 15, 2012, the Company may, at its option, redeem shares of Series A preferred stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date.  Prior to May 15, 2012, the Company may redeem shares of Series A preferred stock only if it has received aggregate gross proceeds of not less than $2,316,500 from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings.  The redemption of the Series A preferred stock requires prior regulatory approval.  The restrictions on redemption are set forth in the Certificate of Designations to the Company’s Certificate of Incorporation (the “Certificate of Designations”) described in Item 5.03 below.

The warrant is exercisable at $7.77 per share at any time on or before March 13, 2019.  The number of shares of common stock issuable upon exercise of the warrant and the exercise price per share will be adjusted if specific events occur. The warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

The Series A preferred stock and the warrant were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A preferred stock nor the warrant will be subject to any contractual restrictions on transfer, except that Treasury may not transfer a portion of the warrant with respect to, or exercise the warrant for, more than one-half of the warrant shares prior to the earlier of (a) the date on which the Company has received aggregate gross proceeds of not less than $2,316,500 from one or more qualified equity offerings and (b) December 31, 2009.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).  As a condition to the closing of the transaction, Dwight V. Neese, Richard H. Flake, Lud W. Vaughn, Mark F. Pack and John T. Poole, Jr. (the Company’s Senior Executive Officers, as defined in the Purchase Agreement) each:  (i) voluntarily waived any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the Section 111 of EESA and the rules, regulations, guidance or other requirements issued thereunder (the “ESSA Restrictions”), acknowledged that the EESA restrictions may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program and, if notified by his employer in writing that the Senior Executive Officer has received payments in violation of the EESA Restrictions, repay such payments no later than fifteen days following such notice; and (ii) entered into a letter agreement that provides that (a) any severance payments made to the Senior Executive Officer will be reduced, as necessary, so as to comply with the requirements of the TARP Capital Purchase Program and (b) any bonus and incentive compensation paid to the Senior Executive Officer is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, prior to the earlier of (i) March 13, 2012 or (ii) the date on which the Series A preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock to non-affiliates, the Company cannot increase its quarterly cash dividend above $0.03 or repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities without the consent of Treasury.

In addition, pursuant to the Certificate of Designations, so long as any shares of Series A preferred stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A preferred stock (“junior stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A preferred stock (“parity stock”), and may not repurchase or redeem any common stock, junior stock or parity stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A preferred stock.

The repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, including to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2009, the Company filed Certificate of Designations with the Secretary of State for the State of Delaware to amend its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A preferred stock.  The Certificate of Designations are attached hereto as Exhibit 4.1 and are incorporated by reference herein.

Effective upon the closing of the transaction, the Board of Directors amended the Company’s bylaws to provide:  (1) that the classification and annual election requirements contained in the bylaws only apply to directors appointed or elected by holders of common stock and that any directors elected or appointed by the holders of the preferred stock will be governed by the provisions of the Certificate of Designations and the Company’s Certificate of Incorporation; and (2) that the stock ownership requirement for directors does not apply to directors appointed by the holders of preferred stock pursuant to the terms of the Certificate of Designation.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Provident Community Bancshares, Inc.

4.2	Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.3	Warrant to Purchase 178,880 Shares of Common Stock of Provident Community Bancshares, Inc.

4.4	Article III, Sections 2 and 3 of the Bylaws, as amended.

10.1	Letter Agreement and related Securities Purchase Agreement – Standard Terms, dated March 13, 2009, between Provident Community Bancshares, Inc. and United States Department of the Treasury

10.2	Form of Waiver executed by each of Dwight V. Neese, Richard H. Flake, Lud W. Vaughn, Mark F. Pack and John T. Poole, Jr.

10.3	Form of Letter Agreement between Provident Community Bancshares, Inc. and each of Dwight V. Neese, Richard H. Flake, Lud W. Vaughn, Mark F. Pack and John T. Poole, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Registrant)

Date: March 13, 2009	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer